Exhibit 99.2

Entergy 639 Loyola Avenue New Orleans, LA 70113

News Release

Date:	July 29, 2014

For Release:	Immediately

Contact:	Shona Sabnis (Media) (504) 576-4238 ssabnis@entergy.com	Paula Waters (Investor Relations) (504) 576-4380 pwater1@entergy.com

Entergy Reports Second Quarter Earnings

Improved EWC fleet performance and industrial sales growth at Utility highlight quarter

New Orleans, La. – Entergy Corporation (NYSE: ETR) today reported second quarter 2014 as-reported earnings of $189.4 million, or $1.05 per share, compared with $163.7 million, or 92 cents per share, for second quarter 2013. Operational earnings per share were 10 percent higher than the same quarter a year ago. On an operational basis, Entergy’s second quarter 2014 earnings were $200.3 million, or $1.11 per share, compared with $179.7 million, or $1.01 per share, in second quarter 2013.

“Our focus on operational excellence allowed us to continue to deliver on our commitments in the second quarter. At the Utility, we saw strong quarter-over-quarter industrial sales growth of 5.3 percent, and at Entergy Wholesale Commodities, solid performance was driven largely by improved fleet operations and no refueling outages, which allowed us to provide extended periods of uninterrupted power to the market,” said Entergy Chairman and Chief Executive Officer Leo Denault. “These results are further evidence of the progress we’ve made on many fronts over the past 18 months. The state of Entergy’s business is strong.”

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Entergy Reports Second Quarter Earnings

July 29, 2014

Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2014 vs. 2013
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
As-Reported Earnings	1.05	0.92	0.13	3.29	1.82	1.47
Less Special Items	(0.06)	(0.09)	0.03	(0.11)	(0.13)	0.02
Operational Earnings	1.11	1.01	0.10	3.40	1.95	1.45
       *GAAP refers to United States generally accepted accounting principles.

Operational Earnings Per Share Highlights for Second Quarter 2014

•	Entergy Wholesale Commodities earnings increased, driven by higher net revenue, and partially offset by higher income tax and depreciation expenses.
•	Utility results were essentially flat. Higher net revenue and lower non-fuel operation and maintenance expense were offset by higher depreciation expense and a higher effective income tax rate.
•	Parent & Other results matched the prior period.

Other Business Highlights

•	River Bend was rated in the “excellence” category as compared to peers.
•	Since June, the Utility has signed economic development projects totaling approximately 100 megawatts.
•	J.D. Power’s 2014 satisfaction study of electric utility residential customers results show that all Entergy utility operating companies improved their performance by several points over last year.
•	Corporate Responsibility Magazine named Entergy one of America’s 100 Best Corporate Citizens.

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Entergy Reports Second Quarter Earnings

July 29, 2014

A teleconference will be held at 10 a.m. CDT on Tuesday, July 29, 2014, to discuss Entergy’s second quarter 2014 earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (719) 325-2115, confirmation code 6761108, no more than 15 minutes prior to the start of the call. The presentation slides are also on Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through noon CDT on Tuesday, Aug. 5, 2014, by dialing (719) 457-0820, confirmation code 6761108. This release and presentation slides are also available on the Entergy Investor Relations mobile web app at enter.gy/ir.

Utility

In second quarter 2014, Utility earnings were $207.8 million, or $1.15 per share, on an as-reported basis and $211.3 million, or $1.17 per share, on an operational basis, compared to $196.2 million, or $1.10 per share, on an as-reported basis and $211.1 million, or $1.18 per share, on an operational basis for second quarter 2013. Higher net revenue and lower non-fuel O&M expense were offset by higher depreciation expense and a higher effective income tax rate.

The increase in Utility net revenue was driven largely by pricing adjustments from recent rate actions. The contribution attributable to volume was slightly negative. Higher weather-adjusted billed sales volume, particularly sales to industrial customers, was offset by the effects of weather, including milder weather in late June 2014 reflected in the unbilled period.

Billed retail sales increased 2.6 percent on a weather-adjusted basis. The increase was attributable largely to 5.3 percent growth in the industrial customer class. The industrial increase was led by the refining, chemicals and small industrial segments and was aided by expansions. Growth in Entergy Texas, Inc. and Entergy Gulf States Louisiana, L.L.C. service areas accounted for approximately 85 percent of the total industrial quarter-over-quarter increase.

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Entergy Reports Second Quarter Earnings

July 29, 2014

Residential sales in second quarter 2014, on a weather-adjusted basis, increased 0.2 percent compared to second quarter 2013. Commercial and governmental sales, on a weather-adjusted basis, increased 1.5 percent and 0.4 percent, respectively, quarter over quarter. Industrial sales in the second quarter increased 5.3 percent compared to the same quarter of 2013.

Utility non-fuel O&M was lower than the same quarter a year ago. The decrease reflected lower compensation and benefits costs from fewer employees and lower post-retirement benefit costs.

Entergy Wholesale Commodities

EWC reported as-reported earnings of $25.9 million, or 14 cents per share, and operational earnings of $33.4 million, or 18 cents per share, for second quarter 2014, compared to second quarter 2013 earnings of $11.5 million, or 6 cents per share, on an as-reported basis and $12.7 million, or 7 cents per share, on an operational basis. The increase in operational earnings was driven by higher operational adjusted earnings before interest, income taxes, depreciation and amortization and interest and investment income excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets. The increase was partially offset by higher depreciation and income tax expenses.

EWC operational adjusted EBITDA was $145 million in second quarter 2014, compared to $61 million in the same period a year ago. The quarter-over-quarter increase was attributable to net revenue. EWC’s nuclear fleet capacity factor improved on no refueling outages in second quarter 2014 as well as 37 fewer unplanned outage days. Higher realized price, driven by improved Northeast capacity prices, also contributed to the net revenue increase. The realized price for EWC’s nuclear fleet was approximately $50 per MWh in the second quarter of this year, compared to $46.40 in the comparable quarter a year ago.

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Entergy Reports Second Quarter Earnings

July 29, 2014

Contribution to second quarter 2014 operational adjusted EBITDA from the Vermont Yankee Nuclear Power Station, scheduled to be closed later this year at the end of its current operating cycle, was approximately $12 million.

Parent & Other

Parent & Other reported a loss of $44.3 million, or 24 cents per share, on an as-reported and operational basis for second quarter 2014, compared to a loss of $44.0 million, or 24 cents per share, on an as-reported and operational basis for second quarter 2013. No line items were individually significant.

Earnings Guidance

Entergy affirmed its previously issued 2014 operational earnings guidance to be in the range of $5.55 to $6.75 per share.

Three-Year Financial Outlook

Entergy’s current three-year financial outlook for 2014 through 2016 is summarized below.

Utility operational net income outlook of $1 billion to $1.050 billion by 2016, or 5 to 7 percent compound annual growth rate off 2013 base, through a combination of rate base growth and return on equity improvement. Three major aspects of the Utility growth strategy which support the outlook, include:

•	Productive investment to meet existing and potential demand growth as well as reliability improvements,

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Entergy Reports Second Quarter Earnings

July 29, 2014

•	Unique economic development opportunity driving 3.5 to 3.75 percent retail sales growth (CAGR off 2013 weather-adjusted results) to support rate stability and help fund productive investment and
•	Ongoing engagement and collaboration with regulators on initiatives to benefit customers.

EWC operational adjusted EBITDA estimates will experience volatility based on commodity market activities at specific points in time. The EWC strategy is to preserve optionality and manage risks in that business. Cornerstones of that strategy include:

•	Operational excellence and disciplined cost management,
•	Robust hedging strategy to position the business to take advantage of price volatility,
•	Continued pursuit of fair and competitive wholesale markets that provide proper compensation for needed plants and
•	Ongoing efforts to educate parties on Indian Point’s critical role in the community and to continue along multiple paths to advocate for continued operations at that plant.

Parent and Other operational earnings per share outlook of $(1.10) to $(1.20) in 2016. Key drivers include level of borrowings as well cost of debt, level of affiliate preferred investments and effective income tax rate.

Entergy continues to reasonably believe that the company can achieve consolidated operational earnings per share growth of 2 to 4 percent CAGR by 2016 (2013 base year), based on factors described above and assuming realization of Entergy’s point of view on market power prices.

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Entergy Reports Second Quarter Earnings

July 29, 2014

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including more than 10,000 megawatts of nuclear power, making it one of the nation’s leading nuclear generators. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of more than $11 billion and approximately 14,000 employees.

Additional information regarding Entergy’s quarterly and annual results of operations, regulatory proceedings and other matters is available in Entergy’s investor news release dated July 29, 2014, a copy of which has been filed today with the SEC on Form 8-K, and Entergy’s quarterly presentation slides. These are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at enter.gy/ir.

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; and (f) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and subsequent securities filings.

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Appendix A provides a reconciliation of GAAP consolidated as-reported earnings to non-GAAP consolidated operational earnings.

Table 1: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures Second Quarter and Year-to-Date 2014 vs. 2013
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
As-Reported
Utility	1.15	1.10	0.05	2.28	1.79	0.49
Entergy Wholesale Commodities	0.14	0.06	0.08	1.49	0.52	0.97
Parent & Other	(0.24)	(0.24)	-	(0.48)	(0.49)	0.01
Consolidated As-Reported Earnings	1.05	0.92	0.13	3.29	1.82	1.47

Less Special Items
Utility	(0.02)	(0.08)	0.06	(0.03)	(0.12)	0.09
Entergy Wholesale Commodities	(0.04)	(0.01)	(0.03)	(0.08)	(0.01)	(0.07)
Parent & Other	-	-	-	-	-	-
Consolidated Special Items	(0.06)	(0.09)	0.03	(0.11)	(0.13)	0.02

Operational
Utility	1.17	1.18	(0.01)	2.31	1.91	0.40
Entergy Wholesale Commodities	0.18	0.07	0.11	1.57	0.53	1.04
Parent & Other	(0.24)	(0.24)	-	(0.48)	(0.49)	0.01
Consolidated Operational Earnings	1.11	1.01	0.10	3.40	1.95	1.45

Appendix B provides a reconciliation of Entergy Wholesale Commodities GAAP net income to non-GAAP operational adjusted EBITDA.

Appendix B: Entergy Wholesale Commodities Operational Adjusted EBITDA – Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2014 vs. 2013
($ in millions)
	Second Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Net income	26	12	14	269	94	175
Add back: interest expense	3	4	(1)	8	7	1
Add back: income tax expense	20	(15)	35	138	42	96
Add back: depreciation and amortization	71	50	21	141	100	41
Subtract: interest and investment income	22	22	-	48	51	(3)
Add back: decommissioning expense	35	30	5	69	61	8
Adjusted EBITDA	133	59	74	577	253	324
Add back: special item for HCM implementation expenses (pre-tax)	1	2	(1)	2	2	-
Add back: special item resulting from the decision to close VY (pre-tax)	11	-	11	21	-	21
Operational adjusted EBITDA	145	61	84	600	255	345

Totals may not foot due to rounding

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Entergy Corporation
Consolidated Income Statement
Three Months Ended June 30
(in thousands)

	2014	2013
	(unaudited)
Operating Revenues:
Electric	$2,373,842	$2,177,210
Natural gas	35,469	33,881
Competitive businesses	587,339	527,117
Total	2,996,650	2,738,208
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	604,081	489,608
Purchased power	517,898	485,744
Nuclear refueling outage expenses	66,497	66,464
Other operation and maintenance	816,609	844,195
Decommissioning	67,250	59,389
Taxes other than income taxes	152,736	144,888
Depreciation and amortization	331,742	297,516
Other regulatory charges (credits) – net	(14,640)	3,892
Total	2,542,173	2,391,696
Operating Income	454,477	346,512
Other Income (Deductions):
Allowance for equity funds used during construction	14,788	16,249
Interest and investment income	24,245	40,541
Miscellaneous – net	(14,675)	(13,157)
Total	24,358	43,633
Interest Expense:
Interest expense	164,327	155,768
Allowance for borrowed funds used during construction	(8,516)	(6,791)
Total	155,811	148,977
Income Before Income Taxes	323,024	241,168
Income Taxes	128,743	73,113
Consolidated Net Income	194,281	168,055
Preferred Dividend Requirements of Subsidiaries	4,898	4,332
Net Income Attributable to Entergy Corporation	$189,383	$163,723

Earnings Per Average Common Share
Basic	$1.06	$0.92
Diluted	$1.05	$0.92

Average Number of Common Shares Outstanding – Basic	179,354,103	178,196,525
Average Number of Common Shares Outstanding – Diluted	180,045,432	178,614,383

Entergy Corporation
Consolidated Income Statement
Six Months Ended June 30
(in thousands)

	2014	2013
	(unaudited)
Operating Revenues:
Electric	$4,600,306	$4,126,490
Natural gas	113,689	87,202
Competitive businesses	1,491,498	1,133,390
Total	6,205,493	5,347,082
Operating Expenses:
Operation and maintenance:
Fuel, fuel-related expenses, and gas purchased for resale	1,147,910	999,940
Purchased power	1,092,525	858,873
Nuclear refueling outage expenses	126,041	127,183
Other operation and maintenance	1,554,590	1,598,453
Decommissioning	133,049	118,494
Taxes other than income taxes	307,204	295,983
Depreciation and amortization	660,465	598,392
Other regulatory charges (credits) – net	(10,645)	9,207
Total	5,011,139	4,606,525
Operating Income	1,194,354	740,557
Other Income (Deductions):
Allowance for equity funds used during construction	29,917	29,000
Interest and investment income	59,493	78,847
Miscellaneous – net	(26,379)	(26,779)
Total	63,031	81,068
Interest Expense:
Interest expense	326,877	308,918
Allowance for borrowed funds used during construction	(15,535)	(11,979)
Total	311,342	296,939
Income Before Income Taxes	946,043	524,686
Income Taxes	345,709	189,648
Consolidated Net Income	600,334	335,038
Preferred Dividend Requirements of Subsidiaries	9,777	9,915
Net Income Attributable to Entergy Corporation	$590,557	$325,123

Earnings Per Average Common Share
Basic	$3.30	$1.83
Diluted	$3.29	$1.82

Average Number of Common Shares Outstanding – Basic	179,077,503	178,112,709
Average Number of Common Shares Outstanding – Diluted	179,547,020	178,534,201

Entergy Corporation
Utility Electric Energy Sales & Customers

Three Months Ended June 30

	2014	2013	% Change	% Weather-Adjusted
	(Millions of kWh)
Electric Energy Sales:
Residential	7,266	7,377	(1.5)	0.2
Commercial	6,762	6,684	1.2	1.5
Governmental	587	583	0.6	0.4
Industrial	10,902	10,357	5.3	5.3
Total to Ultimate Customers	25,517	25,001	2.1	2.6
Wholesale	2,048	590	247.1
Total Sales	27,565	25,591	7.7

Six Months Ended June 30

	2014	2013	% Change	% Weather-Adjusted
	(Millions of kWh)
Electric Energy Sales:
Residential	17,293	15,721	10.0	1.1
Commercial	13,563	13,105	3.5	1.8
Governmental	1,170	1,167	0.3	0.2
Industrial	21,015	20,225	3.9	3.9
Total to Ultimate Customers	53,041	50,218	5.6	2.4
Wholesale	4,282	1,219	251.3
Total Sales	57,323	51,437	11.4

June 30

	2014	2013	% Change
Electric Customers (End of period):
Residential	2,405,182	2,395,491	0.4
Commercial	344,894	342,014	0.8
Governmental	17,281	16,695	3.5
Industrial	45,071	44,041	2.3
Total Ultimate Customers	2,812,428	2,798,241	0.5
Wholesale	11	29	(62.1)
Total Customers	2,812,439	2,798,270	0.5